Andrea Prochniak, Investors 212.756.4542 andrea.prochniak@AllianceBernstein.com	Jonathan Freedman, Media 212.823.2687 jonathan.freedman@AllianceBernstein.com

AB Announces January 31, 2018 Assets Under Management
New York, NY, February 13, 2018 -AllianceBernstein L.P. (“AB”) and AllianceBernstein Holding L.P. (“AB Holding”) (NYSE: AB) today announced that preliminary assets under management increased to $569 billion during January 2018 from $554 billion at the end of December. The 2.7% increase was predominantly due to market appreciation, though firmwide net inflows contributed as well. Net flows were positive in all three client distribution channels, with Private Wealth leading the way, followed by Retail and Institutions. During the month, the firm experienced three large flows in our lower-fee Customized Retirement Strategies (CRS) business: two fundings that together totaled $9.6 billion partially offset by a $7.2 billion redemption.

AllianceBernstein L.P. (The Operating Partnership)
Assets Under Management ($ in Billions)

	At January 31, 2018				At Dec 31
					2017

			Private
	Institutions	Retail	Wealth	Total	Total

Equity
Actively Managed	$35	$61	$51	$147	$139
Passive	23	34	—	57	54
Total Equity	58	95	51	204	193

Fixed Income
Taxable	162	74	11	247	248
Tax-Exempt	1	16	24	41	40
Passive	—	10	—	10	10
Total Fixed Income	163	100	35	298	298

Other(1)	54	4	9	67	63
Total	$275	$199	$95	$569	$554

	At December 31, 2017

Total	$269	$193	$92	$554

(1) Includes certain multi-asset services and solutions and certain alternative investments.

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Cautions Regarding Forward-Looking Statements
Certain statements provided by management in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance of sponsored investment products and separately-managed accounts, general economic conditions, industry trends, future acquisitions, competitive conditions, and current and proposed government regulations, including changes in tax regulations and rates and the manner in which the earnings of publicly-traded partnerships are taxed. AB cautions readers to carefully consider such factors. Further, such forward-looking statements speak only as of the date on which such statements are made; AB undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see “Risk Factors” and “Cautions Regarding Forward-Looking Statements” in AB’s Form 10-K for the year ended December 31, 2017. Any or all of the forward-looking statements made in this news release, Form 10-K, other documents AB files with or furnishes to the SEC and any other public statements issued by AB, may turn out to be wrong. It is important to remember that other factors besides those listed in “Risk Factors” and “Cautions Regarding Forward-Looking Statements”, and those listed above, could also adversely affect AB’s financial condition, results of operations and business prospects.
About AllianceBernstein
AllianceBernstein is a leading global investment management firm that offers high-quality research and diversified investment services to institutional investors, individuals and private wealth clients in major world markets.
As of December 31, 2017, including both the general partnership and limited partnership interests in AB, AB Holding owned approximately 35.5% of AB and AXA, a worldwide leader in financial protection, owned an approximate 64.7% economic interest in AB.
Additional information about AB may be found on our website, www.alliancebernstein.com.

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